UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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WJ COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WJ COMMUNICATIONS, INC.
 401 River Oaks Parkway
 San Jose, California 95134

Dear Fellow Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) of WJ Communications, Inc., a Delaware corporation (the “Company”). The Meeting will be held Thursday, July 19, 2007 at 9:00 a.m., local time, at the Company’s headquarters at 401 River Oaks Parkway, San Jose, California 95134. The formal Meeting notice and Proxy Statement are attached.

At this year’s Annual Meeting, stockholders will be asked to elect nine directors, ratify the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2007, to approve an increase in the number of shares authorized for issuance under certain stock plans and transact any other business that may properly come before the Meeting. We will report on the progress of the Company and comment on matters of current interest.

Your vote is important. Whether or not you plan to attend, it is important that your shares be represented and voted at the Meeting. Therefore, we urge you to vote promptly by mailing a completed proxy card in the enclosed postage-paid envelope or by voting electronically over the Internet or by telephone. If your shares are held in the name of a brokerage firm or bank, you will receive a voting instruction form in lieu of a proxy card and may also be eligible to vote electronically. Timely voting by any of these methods will ensure your representation at the Meeting. Returning your proxy card will not prevent you from voting in person at the Meeting if you are present and choose to do so.

We look forward to seeing you at the Meeting.

Sincerely,

Bruce W. Diamond
President and Chief Executive Officer
June 21, 2007
San Jose, California

WJ COMMUNICATIONS, INC.
 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
 TO BE HELD ON JULY 19, 2007

TO OUR STOCKHOLDERS:

The 2007 Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) of WJ Communications, Inc., a Delaware corporation (the “Company”), will be held beginning at 9:00 a.m., local time, on Thursday July 19, 2007 at the Company’s headquarters at 401 River Oaks Parkway, San Jose, California 95134, for the following purposes:

1.                To elect nine directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders, or until their successors are duly elected and qualified;

2.                To ratify the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2007;

3.                To approve an increase in the number of shares authorized for issuance under the Amended and Restated 2000 Non-Employee Director Stock Compensation Plan from 1,000,000 to 1,250,000;

4.                To approve an increase in the number of shares authorized for issuance under the Amended and Restated 2000 Stock Incentive Plan from 19,000,000 to 19,500,000.

All stockholders of record at the close of business May 31, 2007 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the enclosed proxy card or by voting electronically over the Internet or by telephone using the instructions on the enclosed proxy card. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Stockholders. Any stockholder present at the Meeting may withdraw his or her proxy and vote personally on any matter brought before the Meeting.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, in lieu of a proxy card you should receive from that institution an instruction form for voting by mail and you may also be eligible to vote your shares electronically. Should you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card or voting instruction form to ensure that all of your shares are voted. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). For admission to the Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of WJ Communication’s common stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

BY ORDER OF THE BOARD OF DIRECTORS

Rainer N. Growitz
Secretary
June 21, 2007
San Jose, California

WJ COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

July 19, 2007

VOTING INFORMATION

This Proxy Statement is first being mailed on or about June 21, 2007 to all of the holders of shares of the common stock (“Common Stock”) of WJ Communications, Inc., a Delaware corporation (“WJ Communications” or the “Company”), in connection with the solicitation by the board of directors (the “Board of Directors” or the “Board”) of the Company of proxies in the enclosed form to be used at the Annual Meeting of Stockholders (the “Annual Meeting” or “Meeting”) to be held on Thursday July 19, 2007 beginning at 9:00 a.m. at the Company’s headquarters at 401 River Oaks Parkway, San Jose, California 95134, and at any adjournments or postponements thereof, pursuant to the accompanying Notice of Annual Meeting.

Only holders of record of Common Stock at the close of business on May 31, 2007 (the “Record Date”) will be entitled to receive notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote at the Meeting 68,435,107 shares of Common Stock. Each share of Common Stock outstanding on such date entitles the stockholder of record to one vote on all matters submitted at the Meeting.

HOW TO VOTE.   Stockholders of record (that is, stockholders who hold shares in their own name) can vote any one of three ways:

By Mail:

Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

By Telephone:	Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.
By Internet:

Go to the website listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the website. If you vote through the Internet, you may incur telephone and Internet access charges.

If you vote by the Internet or telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote by telephone or the Internet, you should not return your proxy card.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if a broker, bank or other nominee holds your shares of record, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy by executing and delivering a timely and valid later-dated proxy, or by voting by ballot at the Meeting, or by giving written notice to the Secretary. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be.

Attendance at the Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Meeting.

It is proposed that, at the Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting and described in this Proxy Statement. The Board knows of no other matters that may properly be presented for action at the Meeting. If any other matters do properly come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

The presence in person or by proxy of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining the presence of a quorum.

The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid for by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will, upon request, reimburse said persons for their reasonable expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

Nine directors are currently standing for election or re-election to the WJ Communications, Inc. Board of Directors. Each of the nine nominees is currently a director of the Company. The stockholders at the last annual meeting elected eight of the current directors and one was appointed to the Board since the last annual meeting. Each director holds office after election until the next annual meeting of stockholders, or until their respective successors are elected and qualified. In the event of a vacancy or addition of members to the Board, the Company’s Bylaws provide that the Board has the authority to appoint a new member to fill the position. Effective November 8, 2006 Herald Y. Chen resigned from the Board and on April 27, 2007 Angelos J. Dassios was appointed to the Board to fill the vacancy. The nominees for the Board to serve a one-year term until the next annual meeting of stockholders are set forth below. Each person has been recommended for nomination by the Corporate Governance and Nominating Committee, has been nominated by the Board for election and has consented to being named in this Proxy Statement and to serve if elected.

Required Vote

Directors are elected by a plurality of the votes cast, such that the nine candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. Shares may not be voted cumulatively. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by the accompanying proxy will be voted for the election of the nine nominees recommended by the Board, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Votes withheld and broker non-votes are not counted toward a nominee’s total. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee, who is designated by the current Board to fill the vacancy. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE FOLLOWING TABLE.

Biographical information follows for each person who is nominated for election to director. The table sets forth certain information regarding these individuals (ages are as of May 31, 2007):

Name	Age	Position
W. Dexter Paine, III	46	Chairman of the Board
Bruce W. Diamond	47	President, Chief Executive Officer and Director
Patrice M. Daniels	46	Director
Michael E. Holmstrom	64	Director
Catherine P. Lego	50	Director
Jack G. Levin	59	Director
Liane J. Pelletier	49	Director
Robert Whelton	67	Director
Angelos J. Dassios	33	Director

W. Dexter Paine, III, the Chairman of the Board of Directors and a director since January 2000, is the co-founder of Fox Paine & Company, LLC (“Fox Paine”) and has been its President since its inception in 1997. Mr. Paine also serves as a director of Byram Healthcare Centers, Inc., Wire Rope Corporation of America and Paradigm Geotechnology B.V. From 1994 until founding Fox Paine, Mr. Paine served as a senior partner of Kohlberg & Company. Prior to joining Kohlberg & Company, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine has a B.A. in economics from Williams College.

Bruce W. Diamond was appointed President, Chief Executive Officer of WJ Communications in June 2005 and has served as a director since July 2003. Mr. Diamond has the strategic and overall operating responsibility for WJ Communications. From November 2002 to June 2005, Mr. Diamond served as Chief Operating Officer and Executive Vice President for ZiLOG, Inc., a provider of integrated 8-bit microcontrollers (MCU) and universal remote control solutions. From January 2001 through October 2002 he served as President and Chief Operating Officer for Sipex, Inc., an analog semiconductor company, where he was responsible for day-to-day operations including development of the optical storage, power and interface products. From October 1997 to December 2000, Mr. Diamond served as Senior Vice President of Operations for ANADIGICS, Inc., an RF based semiconductor integrated circuit company, where he was responsible for building an industry leading GaAs (Gallium Arsenide) wafer fabrication facility. He also held various senior positions within National Semiconductor Corporation. Mr. Diamond received his B.S. degree in electrical engineering from the University of Illinois at Champaign-Urbana.

Patrice M. Daniels, a director since May 2006, is currently providing financial consulting services. Previously, Ms. Daniels was Senior Vice President, Originations, for GE Capital from June 2006 until June 2007. From November 2005 until June 2006, she served as Chief Operating Officer of International Education Corporation, a private post-secondary education company. From its founding in 2001 until 2005, Ms. Daniels was a partner of Onyx Capital Ventures, L.P., a private equity investment firm. She previously served as Managing Director, Corporate and Leveraged Finance for CIBC World Markets and Bankers Trust Company, investment-banking firms. Ms. Daniels is a member of the board of directors of Cenveo, Inc. (NYSE:CVO) and serves as a member of the board of directors of CB Richard Ellis Group, Inc. (NYSE:CBG). She holds a B.S. from the University of California, Berkeley and an M.B.A. from the University of Chicago Graduate School of Business.

Michael E. Holmstrom, a director since July 2004, has over 35 years financial experience in the telecommunications industry and has been providing financial consulting services since March 2002. Previously, Mr. Holmstrom was at Elektryon Inc. where he served as President until March 2002. Prior to joining Elektryon as Chief Financial Officer in 2000, Mr. Holmstrom served as Senior Vice President and Chief Financial Officer at Alaska Communications Systems Group beginning in 1999. From 1998 to 1999 Mr. Holmstrom was Chief Financial Officer for Atlantic Tele-Network in the U.S. Virgin Islands. From 1996 to 1998 he was the Chief Operating Officer for Spectrum Network Systems, Ltd. in Sydney, Australia. Prior to 1996, Mr. Holmstrom held numerous senior management and consulting positions including Vice President of Unregulated Operations, Chief Financial Officer and then President of CP National Corporation, Executive-in-Residence professor of business strategy at Texas A&M University, Vice President of Financial and Business Planning at Pacific Telecom, and Vice President of Finance at Alascom, Inc. Mr. Holmstrom has a B.S. in Business Administration from Gannon University.

Catherine P. Lego, a director since October 2004, is currently Managing Partner of The Photonics Fund which is focused on investing in early stage component, module and systems companies in the fiber optic telecommunications market since December 1999. Ms. Lego also serves on the Board of Directors of SanDisk Corporation (NasdaqGS:SNDK) and LAM Research Corporation (NasdaqGS:LRCX). Prior to forming The Photonics Fund, Ms. Lego provided consulting services to early stage electronic companies at Lego Ventures and was a General Partner at Oak Investment Partners. Prior to Oak Investment Partners, Ms. Lego was a CPA with Coopers and Lybrand. She received her M.S. from NY University School of Business and her B.A. from Williams College.

Jack G. Levin, a director since July 2004, was previously the Chief Operating Officer of Fox Paine from February 2004 through March 2005. Prior to joining Fox Paine, Mr. Levin was a founder and served as a managing member of Kalkhoven, Pettit and Levin Ventures, LLC, a venture capital firm focused on the fiber optic and telecommunications industry since 2001. Previously, Mr. Levin was a partner of, and Director of Legal and Regulatory Affairs for Montgomery Securities. During his 17 years at Montgomery Securities (and it’s successor firm, Banc of America Securities, LLC), Mr. Levin was an active member of the investment banking commitment committee, the investment committees of the firm’s venture capital partnerships and the managing partner of MontWest Capital Partners, a joint venture of Montgomery Securities and Westinghouse Financial Corporation, established to do leveraged buyouts. Mr. Levin attended Amherst College (A.B., Political Science, Cum Laude, John Woodruff Simpson Fellowship Award, 1969) and the Columbia University School of Law, (J.D., Harlan Fiske Stone Scholar, 1973). Mr. Levin is a retired member of the Bar of the State of New York.

Liane J. Pelletier, a director since October 2003, serves as Chairwoman, Chief Executive Officer and President of Alaska Communications Systems Group Inc. (NasdaqGM: ALSK). Prior to joining Alaska Communications Systems Group in October 2003, Ms. Pelletier was with Sprint Corporation for 17 years, where she served in numerous capacities including Chief Integration Officer and Senior Vice President, Corporate Strategy & Business Development. Ms. Pelletier also served as a Vice President in a wide variety of departments, including corporate strategy, customer acquisition and retention, and marketing positions to both business and consumer customers. Before joining Sprint, Ms. Pelletier worked as a consultant at Touche Ross and Temple, Barker, Sloane. Ms. Pelletier has an M.B.A from M.I.T. and B.A. from Wellesley College.

Robert Whelton, a director since February 2006, is currently Executive Vice President of Operations for Micrel, Inc. (NasdaqGS:MCRL), a leading manufacturer of integrated circuit solutions for the worldwide analog, ethernet and high bandwidth markets. Prior to joining Micrel in January 1998, Mr. Whelton was the Executive Vice President of Operations for Micro Linear Corp., a fabless semiconductor company specializing in wireless integrated circuits. Prior to joining Micro Linear Corp., he was employed by National Semiconductor Corp., where he served as Vice President of the Analog division. Mr. Whelton received his B.S.E.E. from the University of California, Berkeley and his M.S.E.E. from the University of Santa Clara.

Angelos J. Dassios, a director since May 2007, is currently a Principal of Fox Paine where he has worked on a variety of transactions. Prior to joining Fox Paine, he was with Goldman, Sachs & Co. where he worked in both the Investment Banking Division and the Principal Investment Area. Mr. Dassios received his A.B. in applied mathematics from Dartmouth College (Summa Cum Laude, Phi Beta Kappa) and formerly served on the Board of Directors of United America Indemnity, Ltd. (NASDAQ: INDM).

Independence of Directors

As required under NASDAQ Marketplace Rules a majority of our Board is comprised of independent directors. As of the date of this Proxy Statement, the Board has determined that directors Daniels, Holmstrom, Lego, Pelletier, Levin and Whelton are each independent under NASDAQ Marketplace Rules. In accordance with NASDAQ Marketplace Rule 4350(c)(2), the independent directors meet in regularly scheduled executive sessions throughout the year at which only independent directors are present.

Meetings and Committees of the Board of Directors

As of the date of this Proxy Statement our Board has nine directors and the following four standing committees: 1) the Audit Committee established in May 2000, (2) the Compensation Committee established in May 2000, (3) the Executive Committee established in May 2000, and (4) the Corporate Governance and Nominating Committee established in January 2005. During 2006, the Board held 6 meetings and from time to time took action by unanimous written consent. Each director attended at least 75% of all Board and applicable committee meetings held during the fiscal year or the portion thereof following such person’s appointment to the Board or applicable committee. While the Company has no specific policy requiring attendance at the annual meeting of stockholders by Board members, such attendance is encouraged. At last year’s annual meeting, all of the nine directors attended. The table below sets forth the members of our Board and their respective committee assignments as of the date of this Proxy Statement.

Name of Director	Board	Audit Committee	Compensation Committee	Executive Committee	Corporate Governance and Nominating Committee
Non-Employee Directors:
W. Dexter Paine, III
Patrice M. Daniels
Michael E. Holmstrom
Catherine P. Lego
Jack G. Levin
Liane J. Pelletier
Robert Whelton
Angelos J. Dassios
Employee Director:
Bruce W. Diamond
Total Number of Meetings in 2006	6	12	5	6	1

– Chairperson	= Member

Audit Committee

The Audit Committee’s role includes the oversight of our financial, accounting and reporting processes, our system of internal accounting and financial controls and our compliance with related legal and regulatory requirements, the appointment, engagement, termination and oversight of our independent registered public accounting firm, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing our independent registered public accounting firm’s audit work, reviewing and pre-approving any audit and non-audit services that may be performed by them, reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls, reviewing our critical accounting policies and the application of accounting principles, monitoring the rotation of partners of our independent registered public accounting firm on our audit engagement team as required by law, establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and meeting to review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm. The Audit Committee held twelve meetings during fiscal 2006. The “Report of the Audit Committee” is contained in this Proxy Statement.

The current members of the Audit Committee are Michael E. Holmstrom, Catherine P. Lego and Patrice M. Daniels. Each member of the Audit Committee meets the independence criteria prescribed by applicable law and the rules of the Securities and Exchange Commission (the “SEC”) for audit committee membership and is an “independent director” within the meaning of applicable NASDAQ listing standards. Each Audit Committee member meets the NASDAQ’s financial literacy requirements, and the Board has further determined that Mr. Holmstrom, Ms. Lego and Ms. Daniels are each (i) an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC and (ii) meet NASDAQ’s professional experience requirements. The Audit Committee acts pursuant to a written charter, which it believes complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ and it reviews and reassesses the adequacy of the charter on an annual basis in accordance with NASDAQ rules. A copy of the Audit Committee charter was attached to our proxy statement for the 2004 annual meeting of Stockholders as Appendix A and can be found on our website at www.wj.com.

Compensation Committee

The Compensation Committee sets and administers the policies governing the annual compensation of our executive officers, including cash and non-cash compensation and equity compensation programs. The “Report of the Compensation Committee” is contained in this Proxy Statement. The Compensation Committee is also responsible for oversight of our overall compensation plans and benefit programs. See “Compensation Discussion and Analysis” for further information on our processes and procedures for the consideration of executive compensation. Mr. Paine and Ms. Pelletier served as members of the Compensation Committee of our Board during the fiscal year ended December 31, 2006. Neither Mr. Paine nor Ms. Pelletier was an officer or employee of the Company or of any of its subsidiaries during the fiscal year ended December 31, 2006, or ever has been an officer of the Company or any of its subsidiaries. Mr. Paine and Ms. Pelletier are independent within the meaning of applicable NASDAQ listing standards for purposes of serving on the Compensation Committee. Mr. Paine is affiliated with Fox Paine. See “Certain Relationships and Related Transactions” for information regarding Fox Paine.

Executive Committee

The Executive Committee has the authority to exercise the powers of the Board other than those reserved to the Audit Committee and the Compensation Committee, or to the full Board of Directors between meetings of the full Board.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s primary purpose is to evaluate candidates for membership on our Board and make recommendations to our Board regarding candidates, make recommendations with respect to the composition of our Board and the Committees, make recommendations concerning Board and Committee compensation, review and make recommendations regarding the functioning of our Board as an entity, recommend corporate governance principles applicable to the Company and assist our Board in its reviews of the performance of our Board and each Committee. The Corporate Governance and Nominating Committee also assists our Board in reviewing and assessing management development and succession planning for executive officers. The members of our Corporate Governance and Nominating Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The Corporate Governance and Nominating Committee operates pursuant to a written charter, a copy of which can be found on our website at www.wj.com.

Consideration of Director Nominees

Stockholder-Recommended Nominees

The Corporate Governance and Nominating Committee considers candidates based on various criteria, including business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other factors deemed relevant under the circumstances.

The Corporate Governance and Nominating Committee makes recommendations to the Board regarding director nominees and will consider recommendations for nominees from stockholders. The procedures for stockholder submissions of recommendations for nomination of directors set are forth in the Charter of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee administer the procedures for stockholder submission of recommendations for director nominations. Any stockholder nominations recommended for consideration by the Corporate Governance and Nominating Committee should be addressed to:

Chair of the Corporate Governance and Nominating Committee

WJ Communications, Inc.

401 River Oaks Parkway

San Jose, CA 95134

The Company has not received any director candidate recommendations from its stockholders for this Annual Meeting. Any recommendations received from stockholders will be evaluated and considered by the Corporate Governance and Nominating Committee in the same manner that potential nominees suggested by the Board members are evaluated and considered.

Stockholder Communications with the Board

The Company maintains contact information on its website at www.wj.com under the heading “Investors.” By following the link, a stockholder will be given access to the Company’s toll-free telephone number and mailing address as well as a link to the Corporate email address for providing email correspondence. Communications sent to that Corporate email address and specifically marked as a communication for the Board will be forwarded to the Board or specific members of the Board as directed in the stockholder communication. In addition, stockholders may send communications to the Board or any of its members by sending such communications to the Company, c/o Secretary at 401 River Oaks Parkway, San Jose, CA 95134.

Corporate Governance Policies

The Company has adopted a written code of ethics that applies to its principal executive officer, principal financial officer and principal accounting officer, responsive to Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC. The Company’s Senior Financial Officer Code of Business Conduct and Ethics Policy is available on the Company’s website at www.wj.com.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters, and the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. The Complaint Procedure for Accounting and Auditing Matters is available on the Company’s website at www.wj.com.

COMPENSATION OF DIRECTORS FOR 2006

The following table sets forth the annual compensation paid or accrued by the Company to or on behalf of our directors, other than employee directors for the fiscal year ended December 31, 2006.

Name(1)	Fees Earned or Paid in Cash($)(2)	Stock Awards($)(3)	Option Awards($)(4)	Change in Pension Value and Deferred Compensation Earnings($)(5)	All Other Compensation($)	Total($)
Current Directors:
W. Dexter Paine, III	$30,125	$—	$9,819	$—	$—	$39,944
Michael E. Holmstrom	$51,375	$—	$14,606	$—	$—	$65,981
Liane J. Pelletier	$25,625	$—	$28,278	$—	$—	$53,903
Jack G. Levin	$20,750	$—	$4,294	$—	$—	$25,044
Patrice M. Daniels	$15,997	$—	$26,379	$—	$—	$42,376
Catherine P. Lego	$41,500	$—	$11,419	$—	$—	$52,919
Robert Whelton	$14,917	$—	$7,860	$—	$—	$22,777
Former Directors:
Dag F. Wittusen	$11,230	$—	$4,251	$—	$—	$15,481
Herald Y. Chen	$18,908	$—	$—	$—	$—	$18,908

(1)          Directors who are also employed by us do not receive additional compensation for their services as a director. Bruce Diamond, the Company’s President and Chief Executive Officer, is our only employee director but is not included in this table as he receives no additional compensation for his service as a director. All of the compensation received by Mr. Diamond is shown in the Summary Compensation Table.

(2)          Non-employee directors are eligible to participate in the WJ Communications, Inc. Amended and Restated 2000 Non-Employee Director Stock Compensation Plan (the “Non-Employee Director Plan”), the last amendment of which was approved by the stockholders at the Company’s 2006 annual meeting:

•       Each non-employee director who joins the Board will receive an option to acquire 36,000 shares of common stock with an exercise price equal to the fair market value of the common stock upon the commencement of his or her directorship. Any director, officer, employee, partner or other affiliate of Fox Paine and/or its controlled affiliates who becomes a member of the Board shall not be eligible for the initial option award;

•       Each non-employee director who is re-elected to the Board will receive an option to acquire 18,000 shares of common stock with an exercise price equal to the fair market value of the common stock upon the re-election of his or her directorship;

•       Each non-employee director will receive an annual cash award of $20,000 for every full year in which he or she serves;

•       Each non-employee director that serves as chair of the Audit Committee will receive an annual cash award of $12,500 for every full year in which he or she serves;

•       Each other non-employee director that serves as a member of the Audit Committee will receive an annual cash award of $5,000 for every full year in which he or she serves;

•       Annual cash awards shall be payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held. In the event that a non-employee director’s directorship is terminated before completion of a full service year, the annual cash award will be prorated according to the time served during such service year;

•       Each non-employee director will receive $1,500 in cash for each Board or Committee meeting attended except if there are multiple meetings on the same day in which case the maximum payment will be $1,500;

•       Each non-employee director shall be reimbursed for reasonable, out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof.

(3)          Our directors have not received stock awards.

(4)          The amounts included in “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), disregarding forfeiture assumptions, and thus includes amounts from awards granted in and prior to 2006. See Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the assumptions used in determining fair value. As of December 31, 2006, each of our non-employee directors held outstanding options to purchase the following number of shares of our common stock: W. Dexter Paine, III, 48,000; Michael E. Holmstrom, 53,000; Liane J. Pelletier, 63,000; Jack G. Levin, 28,000; Patrice M. Daniels, 43,000; Catherine P. Lego, 53,000; and Robert Whelton, 43,000. During 2006, each of our non-employee directors was granted an option to purchase 18,000 shares of common stock with a grant date fair value of $12,603. Options to purchase shares of common stock issued pursuant to the Non-Employee Director Plan will vest and become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of the grant of the option, unless a change in control (as defined in the Non-Employee Director Plan) occurs, whereby all options vest and become immediately exercisable in exchange for the per share consideration to be received in the change in control by holders of common stock, or the cash equivalent of the same, at the discretion of the Board or any committee thereof to which the Board delegates administration of the Non-Employee Director Plan (the “Plan Administrator”).

(5)          Each non-employee director may elect to defer receipt of all or a portion of the cash otherwise payable. In the event such an election is made, the electing non-employee director will receive his or her cash in one or a series of distributions to commence as soon as practicable following the date of termination of his or her directorship. In the event a change in control occurs, all deferred cash is distributed to the electing non-employee director.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Audit Committee appointed Deloitte & Touche LLP to serve as independent registered public accounting firm and to conduct an audit of the Company’s accounts for the year 2007.

Representatives of Deloitte & Touche are expected to be present at the Meeting and to have an opportunity to make a statement, if they so desire, as well as respond to appropriate questions from stockholders. Stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required and we are submitting the appointment to our stockholders as a matter of good corporate practice. If our stockholders fail to ratify the appointment of Deloitte & Touche LLP, the audit committee may reconsider whether or not to retain Deloitte & Touche LLP or another accounting firm as our independent registered public accounting firm.

Required Vote

The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the ratification of Deloitte & Touche LLP. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” RATIFICATION OF DELOITTE AND TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PRINCIPAL ACCOUNTANTS FEES AND SERVICES

Fees billed by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) are as follows:

	Year Ended
	December 31,	December 31,
	2006	2005
Audit fees	$680,008	$900,897
Audit-related fees	—	161,195
Tax fees	25,673	138,016
All other fees	—	—
Total	$705,681	$1,200,108

Audit fees billed or expected to be billed by the Deloitte Entities include professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and the filing of Registration Statements with the SEC and fees required by the Sarbanes-Oxley Act of 2002. Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and included due diligence related to mergers and acquisitions, and consulting on financial accounting/reporting standards and controls. Tax fees are professional services rendered for tax compliance, tax consulting and tax planning including services related to the audit of our 1996 through 2000 tax returns by the Internal Revenue Service and associated amended state returns.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence and has concluded that the non-audit services provided by the Deloitte Entities are compatible with maintaining the Deloitte Entities’ independence.

Pre-Approval Policies and Procedures

The Audit Committee approves in advance all audit and permissible non-audit services to be performed by our independent registered public accounting firm. The Audit Committee considers whether the provision of any proposed non-audit services is consistent with the SEC’s rules on auditor independence and has pre-approved certain specified audit and non-audit services to be provided by the Deloitte Entities for up to twelve (12) months from the date of the pre-approval. If there are any additional services to be provided, a request for pre-approval must be submitted by management to the Audit Committee for its consideration. The Audit Committee pre-approved all of the services performed in 2006 and 2005 by the Deloitte Entities relating to the “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” described above as required by the Sarbanes-Oxley Act of 2002.

PROPOSAL 3

APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

Our Board proposes that that stockholders approve the amendment to the Amended and Restated Non-Employee Director Stock Compensation Plan, as described below.

On August 22, 2000, we adopted the 2000 Non-Employee Director Stock Compensation Plan (together with all subsequent amendments sometimes referred to herein as the “Non-Employee Director Plan”). The purpose of the Non-Employee Director Plan is to promote a greater identity of interests between our non-employee directors and our stockholders and to attract and retain individuals to serve as our directors. In 2003, the Board approved the adoption of an Amended and Restated Non-Employee Director Plan to increase the number of shares of Common Stock authorized for issuance from 570,000 to 800,000 which was approved by our stockholders at the 2003 annual meeting of stockholders. On June 1, 2006, the Board approved the adoption of an amendment to the Amended and Restated Non-Employee Director Plan to increase the number shares of Common Stock authorized for issuance from 800,000 to 1,000,000 which was approved by our stockholders on July 20, 2006 at our annual meeting of stockholders.

Currently, the number of shares of common stock authorized for issuance under the Non-Employee Director Plan is 1,000,000 shares. However, as of May 31, 2007, only 257,844 shares remain available for issuance under the Non-Employee Director Plan.

Our Board has unanimously adopted, subject to stockholder approval at the Meeting, an amendment to the Non-Employee Director Plan providing for an increase in the number of shares of common stock authorized for issuance pursuant to the Non-Employee Director Plan from 1,000,000 to 1,250,000 shares of stock.

The Board believes that the increase is considered necessary and in our best interest to continue to promote a greater identity of interests between our non-employee directors and our stockholders and to attract and retain individuals to serve as our directors.

The Non-Employee Director Plan was previously filed as Exhibit B to our proxy statement for our 2003 Annual Meeting of Stockholders, which was filed with the SEC on June 24, 2003 and the 2006 amendment was filed as Exhibit 10.1 to our Form 10-Q filed on August 10, 2006. A copy is available at www.sec.gov or may be obtained from us without charge. A general summary of the Non-Employee Director Plan is set forth below and is qualified in its entirety by reference to the full text of such plan.

Summary of the Non-Employee Director Plan

Pursuant to the Non-Employee Director Plan, we may pay cash or grant options to purchase shares of common stock to participants, which include our non-employee directors. Any non-employee director who becomes our employee shall not thereafter be entitled to awards of cash or options to purchase shares of common stock under the Non-Employee Director Plan. The Non-Employee Director Plan is administered by the Board or a committee designated by the Board for this purpose (the “Committee”). The Board or the Committee has full authority to construe and interpret the Non-Employee Director Plan, to establish, amend and rescind rules and regulations relating to the Non-Employee Director Plan, and to take such actions and make all such determinations in connection with the Non-Employee Director Plan as it may deem necessary or desirable.

All options granted under the Non-Employee Director Plan will vest ratably on an annual basis over four years from the date of grant. The Board or Committee may adjust the awards under the Non-Employee Director Plan if there is (i) a change in corporate capitalization, such as a stock split; (ii) a corporate transaction, such as a merger or consolidation; (iii) a spin-off or other distribution of our stock or property; or (iii) a reorganization or partial or complete liquidation.

Immediately prior to, but contingent upon the closing of, a change in control, as further defined in Section 13(b) of our Non-Employee Director Plan:

•       All outstanding, unexercised options granted under the Non-Employee Director Plan shall be fully vested and at the Committee’s discretion, exercisable for either:

(1)          the consideration to be received by our stockholders in the change in control transaction with respect to each share of common stock, net of the exercise price of such options, multiplied by the number of such options; or

(2)          the cash equivalent to the consideration to be received by our stockholders in the change in control transaction with respect to each share of common stock, net of the exercise price of such options, multiplied by the number of such options.

•       The balance of cash remaining in the Non-Employee Director’s cash account as a result of his or her election to defer the receipt of any cash awards under the Non-Employee Director Plan will be transferred as soon as practicable to the Non-Employee Director.

The Board may at any time amend, alter or discontinue the Non-Employee Director Plan, except that no amendment, alteration or discontinuation may impair the rights of non-employee directors relating to outstanding awards without such non-employee director’s consent. No amendment will be made without the approval of our stockholders to the extent such approval is required by law or stock exchange or automated quotation system rule. The Board or Committee may amend the terms of any award granted, prospectively or retroactively, but no such amendment will be made without the consent of the holder of such award. The Board may amend the Non-Employee Director Plan and the terms of any award granted thereunder to take into account changes in law and tax and accounting rules as well as other developments, and to grant awards which qualify for beneficial treatment under such rules, without stockholder approval.

Grants and awards under the Non-Employee Director Plan are nontransferable other than by will or the laws of descent and distribution, or, at the discretion of the Board or the Committee, by a written beneficiary designation.

Unless earlier terminated by the Board, the Non-Employee Director Plan shall automatically terminate on the tenth anniversary of its effective date.

Plan Benefits

The following table sets forth the amount of benefits that are currently expected to be received by or allocated to the group indicated:

Plan Benefits

Amended and Restated 2000 Non-Employee Director Stock Compensation Plan

Name and Position	Annual Option Awards(1)
Non-Executive Director Group (8 persons)	144,000

(1)          Represents the number of shares expected to be granted to the non-executive directors in accordance with the Plan on an annual basis based upon the current number of non-executive directors. Excluded from the amount is an award of a one-time option grants to acquire 36,000 shares of common stock to each new non-executive board members as the amount of such awards are not determinable. The amount of expected annual cash awards to be granted under the Plan to non-executive directors for service on the Board and committees are described under “Director Compensation.”

Required Vote

The affirmative vote of a majority of the shares of our common stock present and in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the amendment to the Non-Employee Director Plan to increase the number of shares authorized for issuance thereunder. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the Meeting. If the amendment to the Non-Employee Director Plan is not approved, the Non-Employee Director Plan in its current form will continue in full force without any increase in the number of shares of common stock available for issuance under the Non-Employee Director Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2000 AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE TO 1,250,000 SHARES.

PROPOSAL 4

APPROVAL OF AMENDMENT TO INCREASE THE NUMBER OF SHARES
AUTHORIZED FOR ISSUANCE UNDER THE AMENDED AND
RESTATED 2000 STOCK INCENTIVE PLAN

On January 31, 2000, the Company adopted the 2000 Stock Incentive Plan (together with all subsequent amendments sometimes referred to herein as the “Plan”). The purpose of the Plan is to give the Company and its affiliates a competitive advantage in attracting, retaining and motivating officers, employees, non-employee directors and consultants, and to provide the Company and its affiliates with a stock plan providing incentives linked to the financial results of the Company’s businesses and increases in shareholder value. In May 2002, the Board approved the adoption of an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance from 16,500,000 to 19,000,000, which our stockholders approved at the 2002 annual meeting of stockholders. In 2003, the Plan was amended with Board and stockholder approval to add language regarding Section 162(m) of the Internal Revenue Code and in 2005 the Board amended the Plan to add restricted stock units and performance shares as permissible forms of awards under the Plan as well as to add provisions designed to minimize the impact of section 409A of the Internal Revenue Code. On July 25, 2005 the Board approved the Amended and Restated 2000 Stock Incentive Plan to encompass all of the foregoing amendments into one document.

Currently, the number of shares of Common Stock authorized for issuance under the Plan is 19,000,000 shares. However, as of May 31, 2007, only 3,860,629 shares remain available for issuance under the Plan (subject to increases resulting from the forfeiture and termination of previously issued awards as discussed below).

The Board of Directors has unanimously adopted, subject to stockholder approval at the Meeting, an amendment to the Plan (the “Plan Amendment”), to increase the number of shares of Common Stock authorized for issuance pursuant to the Plan from 19,000,000 to 19,500,000 shares. The increase is considered necessary and in the best interest of the Company to permit the Company to continue to attract, retain and motivate officers, employees, non-employee directors and consultants. The Plan Amendment will not affect any other terms of the Plan.

A copy of the Amended and Restated 2000 Stock Incentive Plan was filed with the SEC as Exhibit 10.1 to Form 8-K on August 16, 2006 and a copy is available at www.sec.gov or may be obtained from us without charge. A general summary of the Plan is set forth below and is qualified in its entirety by reference to the full text of such plan.

Summary of the Plan

Pursuant to the Plan, the Company may grant options to purchase shares of Common Stock, restricted shares of Common Stock, stock appreciation rights, restricted stock units and performance shares to participants, which include non-employee directors, officers and employees of and consultants to the Company and its affiliates. The Plan is administered by the compensation committee, or if no committee has been designated or appointed, by the Board. The Company’s compensation committee is authorized to make grants and various other decisions under the Plan.

Stock options granted under the Plan may include incentive stock options, nonqualified stock options or both, in each case, with or without stock appreciation rights. The term of each stock option is fixed by the compensation committee and stated in the option agreement, but in no event may the term be more than ten years from the date of grant. Stock options are not transferable other than by will or the laws of descent and distribution. Vested stock options may be exercised in whole or in part by payment of the exercise price by certified or bank check or other instrument acceptable to the Company or, if approved by the compensation committee, in the form of unrestricted Common Stock already owned by the participant for at least six months of the same class as the Common Stock subject to the stock option. In addition, the compensation committee, in its discretion, may allow the cashless exercise of stock options. The compensation committee, in its discretion, may allow payment of the exercise price by the delivery of a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price, and, if requested by the Company, the amount of any federal, state, local or foreign withholding taxes. When the participant’s employment with the Company or one of its applicable affiliates is terminated for cause, all stock options held by the participant are immediately terminated and canceled. Upon a participant’s death or when the participant’s employment with the Company or one of its applicable affiliates is terminated for any reason other than for cause, the participant’s then-unvested stock options are forfeited and the participant or his or her legal representative may, within 90 days if such termination of employment is for any reason other than death or disability, or within one year in the case of the participant’s death or disability, exercise any previously vested stock options.

Stock appreciation rights may be granted in conjunction with all or part of any stock option award and are generally exercisable only at the time or times and to the extent the related stock options are exercisable. Upon the exercise of a stock appreciation right, the participant is entitled to receive an amount equal to the product of (a) the excess of the fair market value of one share of Common Stock over the exercise price per share specified in the related stock option times (b) the number of shares in respect of which the stock appreciation right has been exercised, in cash, shares of Common Stock or both, with the compensation committee having the right to determine the form of payment. Upon termination or exercise of the related stock option, stock appreciation rights terminate and are no longer exercisable. Stock appreciation rights are transferable only with the related stock options.

The compensation committee shall determine to whom and the time at which grants of restricted stock will be awarded, the number of shares to be awarded, and the conditions for vesting. The terms and conditions of restricted stock awards shall be set forth in a restricted stock agreement, including provisions permitting the Company to hold the restricted stock in custody until the restrictions lapse.

Upon a change of control transaction as described in the Plan, the compensation committee may, in its sole discretion, do one or more of the following:

•       shorten the period during which stock options are exercisable, provided they remain exercisable for at least 30 days after the date notice of the shortening is given to the participants;

•       accelerate any vesting schedule to which a stock option or restricted stock award is subject;

•       arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock awards and the stock options or grant replacement options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the stock options or their replacements represent the right to purchase the shares of stock, securities or other property, including cash, as may be issuable or payable as a result of the change of control transaction with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon exercise of the stock options had such exercise occurred in full prior to the change of control transaction; or

•       cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the compensation committee because of the change of control transaction, of an amount that is the equivalent of the excess of the fair market value of the Common Stock at the effective time of the change of control transaction over, in the case of stock options, the exercise price of the stock option.

The compensation committee may also provide for one or more of the foregoing alternatives in any particular award agreement. The compensation committee may grant to any participant, on terms and conditions determined by the committee, the right to receive cash payments to be paid at that time if an award results in compensation income to the participant in order to assist the participant in paying the resulting taxes.

If any shares of restricted stock are forfeited or if any stock option (and related stock appreciation right, if any) terminates without being exercised, or if any stock appreciation right is exercised or settled for cash, the shares subject to such awards shall again be available for distribution in connection with awards under the Plan.

The Plan will terminate on January 31, 2010. However, awards outstanding at that time will not be affected or impaired by the Plan’s termination. The Board has authority to amend, alter or discontinue the Plan and the compensation committee has the authority to amend awards granted thereunder, but no amendment may impair the rights of any participant thereunder without the participant’s consent.

Required Vote

The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the Plan Amendment to increase the number of shares available under the Plan. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting. If the Plan Amendment is not approved, the Plan will continue in full force without any increase in the number of shares of Common Stock available under the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE TO 19,500,000 SHARES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 31, 2007, information as to the beneficial ownership of Common Stock by (i) each of the Company’s directors and nominee for directorship, (ii) each executive officer of the Company for whom information is given in the Summary Compensation Table under “Compensation of Executive Officers” below, (iii) all directors and executive officers as a group, and (iv) each person or entity believed by the Company to beneficially own more than five percent (5%) of the Common Stock outstanding. Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock(2)
Fox Paine Capital, LLC(3)	25,492,044	37.2%
Fox Paine Capital Fund, L.P(3)	24,155,413	35.3%
FPC Investors, L.P(3)	358,422	*
Kopp Investment Advisors, LLC(4)	7,796,691	11.4%
W. Dexter Paine, III(5)	25,566,673	37.3%
Angelos J. Dassios(6)	25,492,044	37.2%
Liane J. Pelletier(7)	35,570	*
Partrice M. Daniels(8)	10,750	*
Michael E. Holmstrom(9)	38,250	*
Jack G. Levin(10)	9,500	*
Catherine P. Lego(11)	52,000	*
Robert Whelton(12)	10,750	*
Bruce W. Diamond(13)	893,039	1.3%
Haresh Patel(14)	230,862	*
Mark Knoch(15)	219,770	*
Morteza Saidi(16)	210,149	*
R. Gregory Miller(17)	177,238	*
Rainer N. Growitz(18)	288,578	*
All directors and executive officers as a group (14 persons)(19)	27,743,309	39.9%

*                    The percentage of shares beneficially owned does not exceed 1%.

(1)          Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134.

(2)          Unless otherwise noted, each person has voting and investment power, with respect to all such shares. Based on 68,435,107 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)          Fox Paine & Company, LLC is the manager of (i) Fox Paine Capital Fund, LP (“LP1”), a direct owner of 24,155,413 shares of Common Stock of WJ Communications, Inc. (the “Issuer”), and (ii) FPC Investors, LP (“LP2”) (collectively, LP1 and LP2 are “LPs”), a direct owner of 358,422 shares of Common Stock of the Issuer. Fox Paine Capital, LLC is the General Partner of each of the LPs and the manager of each of WJ Coinvestment Fund I, LLC, WJ Coinvestment Fund III, LLC and WJ Coinvestment Fund IV, LLC (collectively, the “Funds”), which directly own 601,478, 251,155 and 125,576 shares, respectively, of Common Stock (the “Shares”) of the Issuer. As a result, each of the Reporting Persons may be deemed to be the indirect beneficial owners of 25,492,044 shares of Common Stock of the Issuer owned by the LPs and the Funds.

(4)          As reported by Kopp Investment Advisors, LLC and related entities on Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007. In its Schedule 13G, Kopp Investment Advisors, LLC states that as of December 31, 2006, it has sole voting power as to 5,076,741 shares, shared voting power as to no shares, sole dispositive power with respect to 703,800 shares and shared dispositive power with respect to 4,773,991 shares. In addition, Mr. LeRoy C. Kopp, who controls Kopp Holding Company, LLC which owns 100% of Kopp Investment Advisors, LLC, has sole voting power as to 2,318,900 shares, shared voting power as to no shares, sole dispositive power with respect to 2,318,900 shares and shared dispositive power with respect to no shares. The address of Kopp Investment Advisors, LLC and related entities is 7701 France Avenue South, Suite 500, Edina, MN 55435

(5)          Includes 25,492,044 shares beneficially owned as described in footnote (3) above, 47,629 shares awarded to Mr. Paine under the Amended and Restated 2000 Non Employee Director Stock-Compensation Plan receipt of which has been deferred, and 27,000 shares issuable to Mr. Paine subject to currently exercisable options.

(6)          Includes 25,492,044 shares beneficially owned as described in footnote (3) above.

(7)          Represents 35,750 shares issuable to Ms. Pelletier subject to currently exercisable options.

(8)          Represents 10,750 shares issuable to Ms. Daniels subject to currently exercisable options.

(9)          Represents 10,000 shares held of record by Mr. Holmstrom and 28,250 shares issuable subject to currently exercisable options.

(10) Represents 9,500 shares issuable to Mr. Levin subject to currently exercisable options.

(11) Represents 30,000 shares held of record by Ms. Lego and 22,000 shares issuable subject to currently exercisable options.

(12) Represents 10,750 shares issuable to Mr. Whelton subject to currently exercisable options.

(13) Represents 860,539 shares held of record by Mr. Diamond and 32,500 shares issuable subject to currently exercisable options.

(14) Represents 2,112 shares held of record by Mr. Patel and 228,750 shares issuable subject to currently exercisable options.

(15) Represents 107,270 shares held of record by Mr. Knoch and 112,500 shares issuable subject to currently exercisable options.

(16) Represents 7,649 shares held of record by Mr. Saidi and 202,500 shares issuable subject to currently exercisable options.

(17) Represents 20,988 shares held of record by Mr. Miller and 156,250 shares issuable subject to currently exercisable options.

(18) Represents 49,514 shares held of record by Mr. Growitz and 239,064 shares issuable subject to currently exercisable options.

(19) Includes shares deemed to be beneficially owned by Mr. Paine and Mr. Dassios as a result of their relationships with and to Fox Paine Capital. Excluding such shares, all directors and executive officers as a group beneficially own 1,135,701 shares held of record and 1,115,564 shares issuable under currently exercisable options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the SEC. Officers, directors and stockholders holding more than ten percent (10%) of the outstanding capital stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 2006 fiscal year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2006 fiscal year, the Company believes that all executive directors, officers and stockholders holding more than 10% of the outstanding capital stock of the Company and Board members complied with all their reporting requirements under Section 16(a) for such fiscal year.

Equity Compensation Plan Information

Equity Compensation Table.   The following table sets forth information as of December 31, 2006, with respect WJ Communication’s equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity Compensation Plans Approved by Stockholders(1)	7,246,125	(2)	$1.33	4,215,459	(3)
Equity Compensation Plans Not Approved by Stockholders(4)	1,642,155		$1.72	304,972

(1)          The equity compensation plans approved by stockholders are the Amended and Restated 2000 Stock Incentive Plan and the Amended and Restated 2000 Non-Employee Director Stock Compensation Plan.

(2)          Of these shares 366,000 options were outstanding under the Amended and Restated 2000 Non-Employee Director Stock Compensation Plan and 6,880,125 were outstanding under the 2000 Employee Stock Incentive Plan.

(3)          Of these shares 3,957,615 shares are available for issuance under the Amended and Restated 2000 Stock Incentive Plan and 257,844 shares are available for issuance under the Amended and Restated 2000 Non-Employee Director Plan.

(4)          The equity compensation plan not approved by stockholders is the 2001 Employee Stock Incentive Plan. Key provisions of the plan are:

•       The plan was adopted by the board of directors on May 23, 2001 and was effective on that date. The plan will terminate on May 23, 2011, however, awards outstanding at that time will not be affected or impaired by the plan’s termination;

•       Participation is limited to our employees or affiliates who are not directors or officers of the Company or any of its affiliates at the time a particular award is made;

•       Stock options granted may include incentive stock options, restricted stock, nonqualified stock options and stock appreciation rights or any combination thereof;

•       The plan shall be administered by the Board or any committee that has been designated by the board;

•       The term of each stock option may in no event be more than 10 years; and

•       Upon a change of control transaction as described in the plan, the committee may, in its sole discretion, do one or more of the following;

–      shorten the period during which stock options are exercisable, provided they remain exercisable for at least 30 days after the date notice of the shortening is given to the participants;

–      accelerate any vesting schedule to which a stock option or restricted stock award is subject;

–      arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock awards and the stock options or grant replacement options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the stock options or their replacements represent the right to purchase the shares of stock, securities or other property, including cash, as may be issuable or payable as a result of the change of control transaction with respect to or in exchange for the number of shares of common stock purchasable and receivable upon exercise of the stock options had such exercise occurred in full prior to the change of control transaction; or

–      cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the compensation committee because of the change of control transaction, of an amount that is the equivalent of the excess of the fair market value of the common stock at the effective time of the change of control transaction over, in the case of stock options, the exercise price of the stock option.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (ages are as of May 31, 2007):

Name	Age	Position
Bruce W. Diamond	47	President, Chief Executive Officer and Director
R. Gregory Miller	56	Vice President, Chief Financial Officer
Rainer N. Growitz	51	Vice President, Finance and Secretary
Mark S. Knoch	43	Vice President, Operations
Haresh P. Patel	45	Senior Vice President, Sales and Marketing
Morteza Saidi	54	Vice President, Engineering

Bruce W. Diamond was appointed President, Chief Executive Officer of WJ Communications in June 2005 and has served as a director since July 2003. Mr. Diamond has the strategic and overall operating responsibility for WJ Communications. From November 2002 to June 2005, Mr. Diamond served as Chief Operating Officer and Executive Vice President for ZiLOG, Inc., a provider of integrated 8-bit microcontrollers (MCU) and universal remote control solutions. From January 2001 through October 2002 he served as President and Chief Operating Officer for Sipex, Inc., an analog semiconductor company, where he was responsible for day-to-day operations including development of the optical storage, power and interface products. From October 1997 to December 2000, Mr. Diamond served as Senior Vice President of Operations for ANADIGICS, Inc., an RF based semiconductor integrated circuit company, where he was responsible for building an industry leading GaAs (Gallium Arsenide) wafer fabrication facility. He also held various senior positions within National Semiconductor Corporation. Mr. Diamond received his B.S. degree in electrical engineering from the University of Illinois at Champaign-Urbana.

R. Gregory Miller was appointed Vice President and Chief Financial Officer of WJ Communications in April 2006. Mr. Miller is responsible for finance and accounting, investor relations and corporate development. Mr. Miller served most recently as Vice President and Chief Financial Officer of California Micro Devices Corporation (NasdaqGM:CAMD), a leading supplier of application-specific analog semiconductor products. Prior to that, he served as Chief Financial Officer at Summit Microelectronics, Inc. He has also held senior financial positions at LSI Logic Corporation (NYSE:LSI), National Semiconductor Corporation (NYSE:NSM), and Texas Instruments, Inc. (NYSE:TXN). Mr. Miller received his B.S.E. degree from the University of Michigan. He holds two Master’s degrees, one in Business Administration from Duke University and another in Engineering from the University of Michigan. He is also a certified public accountant.

Rainer N. Growitz served as our Interim Chief Financial Officer from August 2005 until April 2006. Mr. Growitz was appointed Vice President Finance and Secretary following our recapitalization merger in January 2000 and is responsible for corporate financial planning and forecasting for WJ Communications. From 1997 until January 2000, Mr. Growitz served as Director of Finance. He joined WJ Communications in 1978 and has held a variety of finance, contracts and managerial positions. Mr. Growitz received a B.S. in Accounting from San Jose State University.

Mark S. Knoch was appointed Vice President of Operations of WJ Communications in August of 2005 and is responsible for overseeing the manufacturing of RF semiconductor and RFID products. Prior to joining WJ Communications, Mr. Knoch was Vice President of Operations at ZiLOG, Inc. (“ZiLOG”) where he was responsible for all manufacturing and supply chain activities for the company. While at ZiLOG, he also served as President of ZiLOG’s manufacturing facility in the Philippines. Prior to joining ZiLOG in 2004, he served as Vice President, Supply Chain for Sipex, Inc., an analog semiconductor company, where he managed the supply chain and order fulfillment from 2001 to 2004. Mr. Knoch also held senior planning and operations positions at ANADIGICS, Inc., American Microsystems Incorporated, and Advanced Micro Devices. Mr. Knoch received his B.S. in Electrical Engineering from Kansas State University.

Haresh P. Patel was appointed Senior Vice President of Sales and Marketing of WJ Communications in October 2005. Previously, Mr. Patel served as Vice President of Worldwide Sales and Marketing at Agilent Technology’s Semiconductor Division. Prior to joining Agilent Technology in 2000, Mr. Patel was with PMC-Sierra Inc. a leader in datacom, telecom and storage semiconductor products where he served as Vice President of Worldwide Sales beginning in 1997. Mr. Patel has also held various sales and product management positions at Hyundai, Fujitsu, and Texas Instruments. He received his B.S. degree in Electrical Engineering from the University of Notre Dame.

Morteza Saidi was appointed Vice President of Engineering of WJ Communications in January 2006. Mr. Saidi is responsible for directing and managing the engineering groups within the Company including developing new technologies and new products for the wireless and RFID markets. From 2004 to 2006 he served as founder and Chief Executive Officer of S-Communications, a fabless semiconductor company. Prior to that Mr. Saidi served as a consultant for PCI Communications from 2003 to 2004. Previously, Mr. Saidi co-founded Resonext Communications in 2000 and where he served as Chief Technology Officer and Vice President of RF and Analog until the company was acquired by RF Micro Devices in December 2002. Previously, he was the director of RF development at VLSI Technology. In addition, Mr. Saidi has held a number of management positions with Philips Semiconductor, has published a number of articles in the technical journals, and has assisted in filing 30 patents. Mr. Saidi received both his Bachelor of Science degree and Masters of Science in Electrical Engineering from the University of Michigan.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and content in which compensation is awarded to and earned by our executive officers and places in perspective the data presented in the tables and narrative that follow.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) has principal responsibility to evaluate, recommend, approve and review executive officer compensation arrangements, plans, policies and programs maintained by the Company, and to administer the Company’s cash-based and equity-based compensation plans. The Committee’s goal is to ensure that the total compensation paid to our executive officers, including our Chief Executive Officer and our Chief Financial Officer, is fair, reasonable and competitive.

Our compensation program for executive officers is designed to attract, as needed, individuals with the skills necessary for us to achieve our business plan, to motivate those individuals, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the levels that we expect. It is also designed to link rewards to measurable company and individual performance when possible.

General Compensation Philosophy and Objectives

Our compensation philosophy is simple: we have a competitive total rewards program aimed at attracting, retaining and motivating “A” players. We also believe in utilizing performance based measures to align the employee incentives with long-term shareholder value creation.

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific semi-annual, long-term and strategic goals by the Company, and one that aligns executives’ interests with those of the stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of improving shareholder value. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. Our executive officers’ compensation currently has three primary components—(i) base compensation or salary, (ii) semi-annual cash bonuses under a performance-based, non-equity incentive plan, and (iii) equity awards in the form of performance-accelerated restricted stock unit awards (“PARSUs”) granted pursuant to our Amended and Restated 2000 Stock Incentive Plan. We fix executive officer base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the base compensation that is payable by companies that we believe to be our competitors and by other private and public companies with which we believe we generally compete for executives. To this end, with the help of Radford Consulting, an outside human resources consulting firm, we access a number of executive compensation surveys and other databases and review them when making critical executive officer hiring decisions and annually when we review executive compensation. We designed our executive bonus plan to focus our management on achieving key company financial objectives, to motivate certain desired individual behaviors and to reward substantial achievement of these company financial objectives and individual goals. We utilize cash bonuses to reward performance achievements with a time horizon of one year or less and we utilize salary as the base amount necessary to match our competitors for executive talent. In 2006, we utilized stock options and PARSUs to reward long-term performance, with excellent company performance and extended officer tenure producing potentially significant incentive value for the officer. In July 2006, based on the recommendation of Radford Consulting, we determined that PARSUs would be our primary method for delivery of equity compensation in the future.

We view the foregoing components of compensation as related but distinct. Although the Committee does review total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We determine the appropriate level for each compensation component based in part, but not exclusively, on competitive benchmarking consistent with our recruiting and retention goals, our view of internal equity and consistency, and other considerations we deem relevant, such as rewarding extraordinary performance. We believe that, as is common in the technology sector, equity is the primary compensation-related motivator in attracting and retaining employees and that salary and bonus levels are secondary considerations to most employees. Except as described below, we have not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, our Committee’s philosophy is to make a greater percentage of an employee’s compensation performance-based as he or she becomes more senior and to keep cash compensation at a reasonable competitive level while also providing the opportunity to be well rewarded through equity if the company performs well over time.

The Committee’s current intent is to perform an annual strategic review of our executive officers’ compensation to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executives. These companies may or may not be public companies or even in all cases technology companies. The Committee’s most recent review occurred in July 2006. Committee meetings typically have included, for all or a portion of each meeting, not only the Committee members but also our Chief Executive Officer and our Director of Human Resources. The Committee makes all compensation decisions (including the establishment of salary and bonus levels and the award of bonus and equity grants) for the executive officers. As required under NASDAQ rules, the Chief Executive Officer does not participate in the deliberation and approval process with respect to his compensation. The Chief Executive Officer and Director of Human Resources annually review the performance of each executive officer (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including those with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee exercises its discretion in accepting or modifying any recommended adjustments or awards to executives.

We account for equity compensation paid to our executives and employees under the rules of SFAS No. 123R, which require us to estimate and record an expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Unless and until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense will not be material to our financial position. We structure cash bonus compensation so that it is taxable to our executives at the time it becomes available to them. We currently intend that all cash compensation paid will be tax deductible for us. With respect to equity compensation awards, any gain recognized by employees from nonqualified options should be deductible. However, to the extent that an option constitutes an incentive stock option gain recognized by the optionee, it will be deductible if there is a disqualifying disposition by the optionee. In addition, if we grant restricted stock or restricted stock unit awards that are not subject to performance vesting, they may not be fully deductible by us at the time the award is otherwise taxable to the employee.

Our Peer Group and Benchmarking of Base Compensation and Equity Holdings

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, Radford Consulting conducted an annual review of our total compensation program for executives. Radford Consulting provided the Committee with relevant market data and alternatives to consider when making compensation decisions for all executives.

In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded companies (collectively, the “Compensation Peer Group”). The Compensation Peer Group companies were selected based on companies against which the Committee believes the Company competes for talent and for shareholder investment. The companies comprising the Compensation Peer Group are:

Actel Corporation	Adept Technology Inc.
Anadigics Inc.	Broadcom Corp.
California Micro Devices Corp.	Cirrus Logic Inc.
Conexant Systems Inc.	Freescale Semiconductor Inc.
Hi/Fn Inc.	Integrated Device Technology Inc.
Linear Technology Corp.	Maxim Integrated Products
Micrel Inc.	National Semiconductor Corp.
Pericom Semiconductor Corp.	Philips Semiconductors Inc.
Pixelworks Inc.	Quicklogic Corp
RF Micro Devices Inc.	Silicon Laboratories Inc.
Sirenza Microdevices Inc.	Texas Instruments Inc.
Transmeta Corp	Transwitch Corp
Triquent Semiconductor Inc.	Vitesse Semiconductor Corp
Zhone Technologies Inc.

For comparison purposes, our annual revenues are in the bottom quartile of the Compensation Peer Group. The large variance in size among the companies comprising the Compensation Peer Group is taken into account.

The Committee attempts to establish executive officers’ base salaries, annual bonus levels, and equity grants at levels between the 50th and 75th percentile of our Compensation Peer Group of executives with similar roles at our Compensation Peer Group. The Committee believes that the 50th percentile for base salaries is the lowest possible cash compensation level that would allow a company of our size to competitively attract and retain talented officers. The Committee realizes that using a benchmark may not always be appropriate but believes that it is the best alternative at this point in the life cycle of the Company. In instances where an executive officer is uniquely key to our success, the Committee may provide compensation in excess of these percentiles. The Committee’s judgments with regard to market levels of base compensation and aggregate equity holdings were based on a report obtained from Radford Consulting. The Committee’s choice of the foregoing percentiles to apply to the data in the report reflected consideration of our stockholders’ interests in paying what was necessary, but not significantly more than necessary, to achieve our company goals, while conserving cash and equity as much as practicable. The Committee believes that, given the industry in which we operate and the company culture that we have created, base compensation and equity at these percentage levels are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required. Variations to this objective may occur as dictated by the experience level of the individual and market factors. These objectives recognize the Committee’s expectation that, over the long term, the Company should be in a position to generate shareholder returns in excess of the average of its Compensation Peer Group.

Cash Bonuses

Our Chief Executive Officer and our other executive officers each have annual target bonus opportunities set forth in their respective employment agreements of up to a certain percentage of their current annual base salary, based on achievement of certain financial or individual objectives. With respect to the Chief Executive Officer, the target bonus opportunity is up to 100% of his current annual base salary and with respect to the other named executive officers, the target bonus opportunities range from 60% to 35% of annual base salary depending upon the individual’s employment agreement with the Company. The dollar amounts of bonuses earned by our named executive officers under our 2006 bonus Plan described below is set forth in the Summary Compensation Table for 2006 under “Non-Equity Incentive Plan Compensation”.

The Company maintained a semi-annual cash bonus plan for fiscal 2006 (the “2006 Bonus Plan”), under which its employees, including the executive officers referenced above, were eligible for cash bonus awards. Bonus targets were established by our Committee based on the Company’s achievement of specified company and individual performance. The 2006 Bonus Plan established performance targets that ranged from 50% of the eligible bonus to 150% of the eligible bonus. Performance relative to the first half of 2006 Bonus Plan objectives resulted in an aggregate bonus payout of $408,000 which represented 84% attainment of the weighted objectives. For the second half of the 2006 Bonus Plan, the Company achieved a portion of the objectives sufficient to entitle executives to an aggregate of 61% of their target bonus. Certain of the executives covered under the plan waived the receipt of their bonus such that an aggregate of 25% or $83,000 of the earned bonus was paid. There can be no assurances that any executive will waive bonuses in the future and, as such, we may be required to pay out greater amounts in future periods.

During 2006 the Company objectives included revenue, number of new products introduced, design wins and earnings before interest, taxes and depreciation and amortization, (“EBITDA”). Performance is scored on a linear scale between the 50%, 100% and 150% points and then weighted based on a weighting fact to determine one overall Company performance factor. Any performance below the 50% goal is scored at a zero percent attainment and any scoring above the 150% goal is limited to a score of one hundred and fifty percent attainment before weighting. If the overall weighted score is below 50%, the Company performance is scored at a zero percent and there is no incentive earned during the period. If the scoring of individual objective is below fifty percent (50%), the performance will be scored at zero percent for that individual objective. If the weighted individual objective score is below fifty percent (50%) there will be no incentive earned during the period for that individual.

The Company expects to continue a semi-annual cash bonus plan for 2007 (the “2007 Bonus Plan”), under which its employees, including the executive officers referenced above, will be eligible for cash bonus awards. The Committee may, at its discretion, award a bonus or adjust a bonus award. The Committee has established bonus targets for the first half of 2007 based on specified Company objectives similar to those under the 2006 Bonus Plan. The Committee decided to use only Company objectives for the first half of 2007 as the Committee concluded that using the Company objectives would provide more focus on the desired outcomes.

Long-term Equity Incentives

We have granted awards to our executives under the Amended and Restated 2000 Stock Incentive Plan. The Amended and Restated 2000 Stock Incentive Plan gives the Committee the latitude to design stock-based incentive compensation to promote a high level of performance and achievement of company objectives and encourage the growth of shareholder value.

The Company’s equity awards program enables the Company to:

•       enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•       provide an opportunity for increased equity ownership by executives; and

•       maintain competitive levels of total compensation

The Company historically used time-based stock options as its primary equity incentive. On occasions, these stock options were supplemented by restricted stock or stock options that were performance-based.

Performance criteria were based on Company performance targets such as EBITDA, revenue and stock price and individual performance targets. The exercise price for all equity option grants was the average price of the Company’s common stock on the NASDAQ Global Market on the grant date unless the NASDAQ is closed for trading on that date; the average price shall be the average price on the next trading day. The average price is calculated as a simple average of the high and low prices for the trading day.

In August 2006, our Committee, following consultation with Radford Consulting, determined that going forward the Company would grant primarily PARSUs, rather than stock options and/or restricted stock. This determination was made based upon review of data provided by Radford Consulting regarding industry practice and market data. Our exempt employees and a limited number of our non-exempt employees are eligible for PARSUs. Generally, our PARSUs provide the holder the right to receive a designated number of shares of our common stock on or shortly after the fourth annual anniversary of the date of grant if the holder has remained employed with us through such time and the opportunity to receive on an accelerated basis a portion of such shares (not to exceed 18.75% of the total shares subject to the PARSU) at the end of each fiscal six month period to the extent the Company satisfies certain company performance objectives and the holder achieves his or her individual objectives for such period and remains employed by the Company at such time. If the holder is employed at the end of four years, vesting of the PARSU would occur regardless of whether the performance specifications have been satisfied. The performance acceleration criteria were based on attainment of company objectives and the attainment of individual objectives which can increase or decrease the company score. The weighting criteria used for cash bonuses and described above were also used for determining PARSU vesting. At the end of each fiscal six month period, our Committee will evaluate and determine whether the Company has achieved its company objectives and whether the holder has achieved his objectives. The company objectives and the weighting of these company objectives were identical to those objectives under the Company’s cash bonus plan described above.

The Committee approved the first performance period under the PARSU agreement to cover the period of August 10, 2006 through December 31, 2006 and for such period to be treated as a full six month performance period under the PARSU agreement. Performance to the objectives resulted in an aggregate of 63% attainment and the vesting of 53,000 common shares to the executives and an aggregate of 52% attainment for all other employees with PARSU agreements and the vesting of 75,000 common shares. The Committee ratified the number of shares vested for the first performance period through December 31, 2006 in February 2007. The “Number of Shares Acquired on Vesting” in the Option Exercises and Stock Vested for 2006 table, includes the vesting of these PARSUs.

Beginning in 2007 and for each six month fiscal period, performance objectives for determining accelerated vesting will be based upon satisfying certain Company performance objectives and weighting criteria but without any individual objectives for PARSU grants in 2006 and 2007.

Timing of Equity Grants

The Company does not have a formal written policy regarding timing of equity grants. However no equity grants were timed on the release or non-release of material non-public information.

Severance and Change of Control Payments

We have entered into employment, termination of employment and change-in-control arrangements with the following executive officers, which are summarized below.

SUMMARY COMPENSATION TABLE FOR 2006

The following table sets forth 2006 compensation information for: (i) the principal executive officer; (ii) the principal financial officer; (iii) three other executive officers, who, based on their total compensation, were the most highly compensated in 2006, (our “named executive officers”).

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)(3)	All Other Compensation (4)	Total($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Bruce W. Diamond	2006	348,655	—	711,424	104,102	173,426	—	11,462	1,349,069
President and Chief Executive Officer (principal executive officer)
R. Gregory Miller	2006	159,231	—	19,950	201,362	23,540	—	4,777	408,860
Vice President and Chief Financial Officer (principal financial officer)
Mark Knoch	2006	225,000	—	171,643	113,206	53,581	—	7,879	571,309
Vice President Operations
Haresh Patel	2006	245,001	—	—	105,078	95,240	—	1,131	446,450
Vice President Sales and Marketing
Morteza Saidi	2006	207,694	—	15,385	194,496	48,831	—	6,231	472,637
Vice President Engineering
Rainer N. Growitz	2006	173,846	—	—	18,364	38,800	—	5,765	236,775
Vice President Finance and Corporate Secretary(5)

(1)                The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), excluding forfeitures. See Note 8 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the assumptions used in determining fair value.

(2)                Represents cash bonuses under the 2006 Bonus Plan described under “Cash Bonuses” in Compensation Discussion and Analysis.

(3)                The Company does not have a defined benefit pension plan or a non-qualified deferred compensation plan.

(4)                The amount shown in column (i) reflects for each Named Executive Officer:

•         401(K) matching contributions

•         Medical reimbursements (up to $5,000 per year)

(5)                Mr. Growitz served as our Interim Chief Financial Officer and acting principal financial officer until April 2006.

GRANTS OF PLAN-BASED AWARDS FOR 2006

The following table sets forth, for the fiscal year ended December 31, 2006, each grant of cash or equity based on awards to our named executive officers under plans established by us.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($)		Closing Price on Grant Date if Different From Exercise Price ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Target ($)(1)	Maximum ($)(2)	Maximum (#)
Bruce W. Diamond	1/13/2006	173,426	525,000	500,000	(4)	—		—		—		—	$ 825,000
	8/10/2006	—	—			366,300	(5)	—		—		—	$ 326,826
R. Gregory Miller	4/10/2006	23,540	155,250	—		—		500,000	(6)	$ 2.79	(3)	$ 2.74	$ 692,426
	4/10/2006	—	—	180,000	(7)					$ 2.79	(3)	$ 2.74	$ 257,400
	4/10/2006	—	—			10,000	(8)	—		—		—	$ 27,400
	8/10/2006	—	—			98,000	(5)	—		—		—	$ 90,055
Mark Knoch	8/10/2006	53,581	202,500	—		98,000	(5)	—		—		—	$ 87,914
	10/19/2006	—	—	75,000	(9)			—		—		—	$ 175,500
Haresh Patel	8/10/2006	95,240	220,500	—		45,500	(5)	—		—		—	$ 41,090
Morteza Saidi	1/17/2006	48,831	194,400	—		—		540,000	(10)	$ 1.64	(3)	$ 1.61	$ 486,010
	1/17/2006	—	—	180,000	(11)	—				$ 1.64	(3)	$ 1.61	$ 225,000
	1/17/2006	—	—	—		10,000	(12)	—		—		—	$ 16,100
	8/10/2006	—	—	—		38,500	(5)	—		—		—	$ 35,034
Rainer N. Growitz	8/10/2006	38,800	84,000	—		31,500	(5)	—		—		—	$ 28,440

             (1)  Represents cash bonuses under the 2006 Bonus Plan described under “Cash Bonuses” in Compensation Discussion and Analysis.

             (2)  This column shows the maximum amount that could have been payable under the Company’s 2006 Bonus Plan.

             (3)  The exercise price of the option award differs from the market price on the date of grant. The exercise price was determined based on the average of the high and low price of the Company’s common stock on the date of grant, while the market price on the date of grant is the closing price of the Company’s common stock on that date.

             (4)  This is the maximum number of shares of restricted stock that will vest if specified performance targets are achieved. The performance targets are based on EBITDA, revenue, stock price and completion of a pre-determined corporate event.

             (5)  These PARSUs may vest on an accelerated basis based on performance criteria determined by the Compensation Committee of the Board of Directors or cliff vest after 4 years.

             (6)  These options vest 25% one year after April 10, 2006 and 1/36 per month of service thereafter.

             (7)  This is the maximum number of options that will vest if specified performance targets are achieved. The performance targets are based on EBITDA, stock price and successful implementation of a new ERP system. The award was granted on April 10, 2006 and the Compensation Committee approved the performance targets on October 19, 2006.

             (8)  This restricted stock award vests 100% one year after April 10, 2006.

             (9)  This is the maximum number of shares of restricted stock that will vest upon completion of a pre-determined corporate event.

        (10)  These options vest 25% one year after January 17, 2006 and 1/36 per month of service thereafter.

        (11)  This is the maximum number of options that will vest if specified performance targets are achieved. The performance targets are EBITDA, new product development and hiring of employees. The award was granted on January 17, 2006 and the Compensation Committee approved the performance targets on October 19, 2006.

        (12)  This restricted stock award vests 100% one year after January 17, 2006.

Narrative to Summary Compensation Table and Grants of 2006 Plan-Based Awards

See Compensation Discussion and Analysis above for complete description of compensation plans pursuant to which the amounts listed under the Summary Compensation Table and Grants of 2006 Plan-Based Awards were paid or awarded and the criteria for such payment, including targets for payment of annual incentives, as well as performance criteria on which such payments were based. The Compensation Discussion and Analysis also describes the options and restricted stock grants.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2006

The following table sets forth certain information concerning outstanding unexercised option and stock awards held by our named executive officers at December 31, 2006 which have not vested:

	Option Awards									Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Date of Grant	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bruce W. Diamond	7/15/03	18,750	(1)	6,250		—		$ 0.85	7/14/2013	7/29/05	263,904	(3)	$ 414,329	—		—
	7/22/04	5,000	(2)	5,000		—		$ 2.59	7/21/2014	1/13/06	—		—	350,000	(4)	$ 549,500
		—		—		—		—	—	8/10/06	338,920	(5)	$ 532,104	—		—
R. Gregory Miller	4/10/06	—		500,000	(6)	180,000	(7)	$ 2.79	4/9/2016	4/10/06	10,000	(8)	$ 15,700	—		—
		—		—		—		—	—	8/10/06	89,154	(9)	$ 139,972	—		—
Mark Knoch	8/8/05	112,500	(10)	337,500		—		$ 1.49	8/7/2015	8/10/06	90,398	(11)	$ 141,925	—		—
		—		—		—		—	—	11/30/05	—		—	75,000	(12)	$ 117,750
		—		—		—		—	—	10/19/06	—		—	75,000	(12)	$ 117,750
Haresh Patel	10/24/05	145,833	(13)	354,167		190,000	(14)	$ 0.94	10/23/2015	8/10/06	41,812	(15)	$ 65,645	—		—
Morteza Saidi	1/17/06	—		540,000	(16)	180,000	(17)	$ 1.64	1/16/2016	1/17/06	10,000	(18)	$ 15,700	—		—
		—		—		—		—	—	8/10/06	35,225	(19)	$ 55,303	—		—
Rainer N. Growitz	1/31/00	189,064	(20)	120,000		—		$ 1.37	1/30/2010	8/10/06	28,951	(21)	$ 45,453	—		—
	4/3/01	50,000	(22)	—		—		$ 2.22	4/2/2011	—	—		—	—		—
	11/9/04	—		—		25,000	(23)	$ 2.23	11/8/2014	—	—		—	—

              (1)  The option was granted on July 15, 2003 and vests annually over 4 years.

              (2)  The option was granted on July 22, 2004 and vests annually over 4 years.

              (3)  500,000 shares of restricted stock were granted on July 29, 2005 and vest monthly over 36 months.

              (4)  500,000 shares of restricted stock were granted on January 13, 2006 and vest based on performance targets which are based on EBITDA, revenue, stock price and completion of a pre-determined corporate event. 150,000 shares of restricted stock have vested as at December 31, 2006.

              (5)  366,300 PARSUs were granted on August 10, 2006 and may vest on an accelerated basis based on performance criteria determined by the Compensation Committee of the Board of Directors or cliff vest after 4 years. 27,380 PARSUs have vested as at December 31, 2006.

              (6)  500,000 options were granted on April 10, 2006 and vest 25% one year after April 10, 2006 and 1/36 per month of service thereafter.

              (7)  180,000 options were granted on April 10, 2006 and vest based on performance targets which are based on EBITDA, stock price targets and successful implementation of a new ERP system.

              (8)  10,000 shares of restricted stock were granted on April 10, 2006 and vest 100% one year after April 10, 2006.

              (9)  98,000 PARSUs were granted on August 10, 2006 and may vest on an accelerated basis based on performance criteria determined by the Compensation Committee of the Board of Directors or cliff vest after 4 years. 8,846 PARSUs have vested as at December 31, 2006.

          (10)  450,000 options were granted on August 8, 2005 and vest annually over 4 years.

          (11)  98,000 PARSUs were granted on August 10, 2006 and may vest on an accelerated basis based on performance criteria determined by the Compensation Committee of the Board of Directors or cliff vest after 4 years. 7,602 PARSUs have vested as at December 31, 2006.

          (12)  75,000 shares of restricted stock were granted on November 30,2005 and 75,000 shares of restricted stock were granted on October 19, 2006. Both awards vest upon completion of a pre-determined corporate event.

          (13)  500,000 options were granted on October 24, 2005 and vest 25% one year after October 24, 2006 and 1/36 per month of service thereafter.

          (14)  200,000 options were granted on October 24, 2005 and vest based on performance targets which are based on EBITDA, revenue and gross margin on products sold through distribution. 10,000 options have vested as at December 31, 2006.

          (15)  45,500 PARSUs were granted on August 10, 2006 and may vest on an accelerated basis based on performance criteria determined by the Compensation Committee of the Board of Directors or cliff vest after 4 years. 3,688 PARSUs have vested as at December 31, 2006.

          (16)  540,000 options were granted on January 17, 2006 and vest 25% one year after January 17, 2006 and 1/36 per month of service thereafter.

          (17)  180,000 options were granted on January 17, 2006 and vest based on performance criteria determined by the Compensation Committee of the Board of Directors.

          (18)  10,000 shares of restricted stock were granted on January 17, 2006 and vest 100% one year after January 17, 2006.

          (19)  38,500 PARSUs were granted on August 10, 2006 and may vest on an accelerated basis based on performance criteria determined by the Compensation Committee of the Board of Directors or cliff vest after 4 years. 3,275 PARSUs have vested as at December 31, 2006.

          (20)  368,064 options were granted on January 31, 2000. 150,000 options vest annually over 5 years; 150,000 vest based on performance criteria or cliff vest on January 31, 2009 and 68,064 vested 100% on January 31, 2000.

          (21)  31,500 PARSUs were granted on August 10, 2006 and may vest on an accelerated basis based on performance criteria determined by the Compensation Committee of the Board of Directors or cliff vest after 4 years. 2,549 PARSUs have vested as at December 31, 2006.

          (22)  50,000 options were granted on April 3, 2001 and vest annually over 5 years.

          (23)  25,000 options were granted on November 9, 2004 and vest based on performance criteria.

OPTION EXERCISES AND STOCK VESTED FOR 2006

The following table sets forth for the fiscal year ended December 31, 2006 certain information regarding options exercised by our named executive officers and the vesting of restricted stock awards:

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Bruce W. Diamond	—	$—	352,786	$735,906
R. Gregory Miller	—	$—	8,846	$13,888
Mark Knoch	—	$—	120,102	$199,810
Haresh Patel	—	$—	159,521	$366,998
Morteza Saidi	—	$—	3,275	$5,142
Rainer N. Growitz	4,000	$7,515	12,549	$29,152

Employment Contracts, Termination of Employment, and Change in Control Arrangements

Bruce W. Diamond:

On June 28, 2005, the Company entered into an employment agreement with Mr. Diamond, the Company’s President and Chief Executive Officer.

The material terms of the employment agreement included the following: (i) Mr. Diamond’s annual base salary will be $350,000. The annual base salary may be increased in the years following the first anniversary of the effective date, but may not be decreased; (ii) beginning in fiscal year 2006, Mr. Diamond is eligible for an annual bonus target opportunity of one-hundred percent (100%) of his current annual base salary, of which fifty percent (50%) is based on achievement of defined financial performance objectives and fifty percent (50%) is based on defined major business objectives as determined by the Compensation Committee, (iii) an annual bonus target opportunity for the fiscal year ending December 31, 2005 of fifty percent (50%) of annual base salary is based on defined objectives but will not be less than $50,000 if Mr. Diamond remains employed through December 31, 2005; and (iv) a grant of 1,000,000 shares of restricted common stock at a purchase price equal to the par value of the common stock of $0.01 per share of which 500,000 shares are Time-Vested Restricted Stock and vest over 36 months and 500,000 shares of Performance-Vested Restricted Stock which shall vest conditioned upon the satisfaction of certain performance targets and objectives to be determined by the Company with the performance period for such award to be not more than two (2) years or in the case of performance criteria conditioned on appreciation in the value of the Company’s common stock, the price targets designated by the Company.

Mr. Diamond’s employment agreement also provided for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for documented supplemental life insurance, tax preparation and planning, and vacation in accordance with the Company’s top management vacation policy.

Pursuant to the employment agreement, if the Company terminates Mr. Diamond’s employment other than for cause or disability or if Mr. Diamond terminates his employment with the Company for good reason, and Mr. Diamond’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred fifty percent of his annual base salary as in effect immediately prior to the termination of the employment period and eighteen months accelerated vesting with respect to any outstanding, unvested time-vested restricted stock and reimbursement for premiums paid for continued health benefits for Mr. Diamond and his dependents under the Company’s health plans for eighteen months following the termination of his employment with the Company. Notwithstanding the preceding sentence, the severance benefit shall be computed as an amount equal to two hundred ninety-nine percent of his annual base salary as in effect immediately prior to the termination of the employment period, full vesting with respect to any outstanding, unvested time-vested restricted stock and performance-vested restricted stock and reimbursement for premiums paid for continued health benefits for Mr. Diamond and his dependents under the Company’s health plans for thirty-six months with such amounts to be paid within thirty days of the date of such termination, in each case solely in a circumstance in which there is a termination of Mr. Diamond’s employment within three months prior to or nine months following the occurrence of a change in control either by the Company other than for cause or by him with good reason.

Mr. Diamond was granted a PARSU on August 10, 2006 for 366,300 shares of our common stock that will accelerate and become fully vested upon change in control of the Company.

R. Gregory Miller:

Effective April 10, 2006, the Company entered into an employment agreement with R. Gregory Miller for the position of Vice President and Chief Financial Officer of the Company. The employment agreement is effective for three years with automatic one-year extensions thereafter unless advance written notice of an intention not to extend the term is provided by either the Company or Mr. Miller.

Under the employment agreement, Mr. Miller is entitled to receive an annual base salary of $230,000 and is eligible to participate in the Company’s discretionary cash bonus plan based on appropriate business and financial targets and individual objectives. Mr. Miller received a stock option grant of 500,000 shares of the Company’s common stock which vests over four years and a stock option grant of 180,000 shares of the Company’s common stock which vests conditioned on the satisfaction of certain performance targets and objectives. Mr. Miller also received a time vested restricted stock grant of 10,000 shares of the Company’s common stock which vested upon the one year anniversary of his employment on April 10, 2007. Mr. Miller’s employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for tax preparation and planning, and vacation in accordance with the Company’s top management vacation policy.

Pursuant to the employment agreement, if the Company terminates Mr. Miller’s employment other than for cause or disability or if Mr. Miller terminates his employment with the Company for good reason, and Mr. Miller’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred percent of his annual base salary. Not withstanding the preceding sentence, the Company is obligated to pay Mr. Miller an amount equal to one hundred fifty percent of his annual base salary and the time vested stock option for 500,000 shares of common stock will accelerate and become fully vested, solely in a circumstance in which there has occurred a change in control (as such term is defined in his option agreement) within six months prior to any termination for good reason or by the Company other than for cause.

Mr. Miller was granted a PARSU on August 10, 2006 for 98,000 shares of our common stock that will accelerate and become fully vested upon change in control of the Company.

Rainer N. Growitz:

Effective January 31, 2000, the Company entered into an employment agreement with Mr. Growitz for the position of Vice President of Finance. The employment agreement was initially effective for a period of three years and it provides automatic one-year extensions thereafter unless advance written notice of an intention not to extend the term is provided by either the Company or Mr. Growitz.

Under the employment agreement, Mr. Growitz is entitled to receive an annual base salary of $160,000 and is eligible to participate in the Company’s discretionary cash bonus plan, up to a maximum of

35% of base salary, based on appropriate business and financial targets and individual objectives. Mr. Growitz’s employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for tax preparation and planning, and vacation in accordance with the Company’s top management vacation policy.

Pursuant to the employment agreement, if the Company terminates Mr. Growitz’s employment other than for cause or disability or if Mr. Growitz terminates his employment with the Company for good reason, and Mr. Growitz’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred percent of his annual base salary. Not withstanding the preceding sentence, the Company is obligated to pay Mr. Growitz an amount equal to one hundred fifty percent of his annual base salary solely in a circumstance in which there has occurred a change in control within three months prior to any termination for good reason or by the Company other than for cause.

Mr. Growitz was granted a PARSU on August 10, 2006 for 31,500 shares of our common stock that will accelerate and become fully vested upon change in control of the Company.

Haresh P. Patel:

Effective October 24, 2005, the Company entered into an employment agreement with Haresh Patel for the position of Senior Vice President of Sales and Marketing of the Company. The employment agreement is effective for a period of three years with automatic one-year extensions thereafter unless advance written notice of an intention not to extend the term is provided by either the Company or Mr. Patel.

Under the employment agreement, Mr. Patel is entitled to receive an annual base salary of $245,000 and will be eligible to participate in the Company’s discretionary cash bonus plan based on appropriate business and financial targets and individual objectives. Mr. Patel received a stock option grant of 500,000 shares of the Company’s common stock which will vest over four years and a stock option grant of 200,000 shares of the Company’s common stock which shall vest conditioned on the satisfaction of certain performance targets and objectives. Mr. Patel’s employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for tax preparation and planning, and vacation in accordance with the Company’s top management vacation policy.

Pursuant to the employment agreement, if the Company terminates Mr. Patel’s employment other than for cause or disability or if Mr. Patel terminates his employment with the Company for good reason, and Mr. Patel’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred percent of his annual base salary. Not withstanding the preceding sentence, the Company shall pay Mr. Patel an amount equal to one hundred fifty percent of his annual base salary and the time vested stock option for 500,000 shares of common stock will accelerate and become fully vested, solely in a circumstance in which there has occurred a change in control (as such term is defined in his option agreement) within six months prior to any termination for good reason or by the Company other than for cause.

Mr. Patel was granted a PARSU on August 10, 2006 for 45,500 shares of our common stock that will accelerate and become fully vested upon change in control of the Company.

Morteza Saidi:

Effective January 16, 2006, the Company entered into an employment agreement with Morteza Saidi for the position of Vice President of Engineering for the Company. The employment agreement is effective for three years with automatic one-year extensions thereafter unless advance written notice of an intention not to extend the term is provided by either the Company or Mr. Saidi.

Under the employment agreement, Mr. Saidi is entitled to receive an annual base salary of $225,000 and will be eligible to participate in the Company’s discretionary cash bonus plan based on appropriate business and financial targets and individual objectives. Mr. Saidi received a stock option grant of 540,000 shares of the Company’s common stock which will vest over four years and a stock option grant of 180,000 shares of the Company’s common stock which shall vest conditioned on the satisfaction of certain performance targets and objectives. Mr. Saidi also received a time vested restricted stock grant of 10,000 shares of the Company’s common stock which vested upon the one year anniversary of his employment on January 16, 2007. Mr. Saidi’s employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for tax preparation and planning, and vacation in accordance with the Company’s top management vacation policy.

Pursuant to the employment agreement, if the Company terminates Mr. Saidi’s employment other than for cause or disability or if Mr. Saidi terminates his employment with the Company for good reason, and Mr. Saidi’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred percent of his annual base salary. Not withstanding the preceding sentence, the Company shall pay Mr. Saidi an amount equal to one hundred fifty percent of his annual base salary and the time vested stock option for 540,000 shares of common stock will accelerate and become fully vested, solely in a circumstance in which there has occurred a change in control (as such term is defined in his option agreement) within six months prior to any termination for good reason or by the Company other than for cause.

Mr. Saidi was granted a PARSU on August 10, 2006 for 38,500 shares of our common stock that will accelerate and become fully vested upon change in control of the Company.

Mark Knoch:

Effective August 8, 2005, the Company entered into an employment agreement with Mark Knoch for the position of Vice President of Operations for the Company. The employment agreement is effective for three years with automatic one-year extensions thereafter unless advance written notice of an intention not to extend the term is provided by either the Company or Mr. Knoch.

Under the employment agreement, Mr. Knoch is entitled to receive an annual base salary of $200,000 and will be eligible to participate in the Company’s discretionary cash bonus plan based on appropriate business and financial targets and individual objectives. Mr. Knoch received a stock option grant of 450,000 shares of the Company’s common stock which will vest over four years and a restricted stock grant of 150,000 shares of the Company’s common stock which shall vest conditioned on the satisfaction of certain performance targets and objectives. Mr. Knoch’s employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for tax preparation and planning, and vacation in accordance with the Company’s top management vacation policy.

Pursuant to the employment agreement, if the Company terminates Mr. Knoch’s employment other than for cause or disability or if Mr. Knoch terminates his employment with the Company for good reason, and Mr. Knoch’s employment is not terminated automatically as a result of his death, the Company will pay him an amount equal to one hundred percent of his annual base salary. Not withstanding the preceding sentence, the Company shall pay Mr. Knoch an amount equal to one hundred fifty percent of his annual base salary and the time vested stock option for 450,000 shares of common stock will accelerate and become fully vested, solely in a circumstance in which there has occurred a change in control (as such term is defined in his option agreement) within six months prior to any termination for good reason or by the Company other than for cause.

Mr. Knoch was granted a PARSU on August 10, 2006 for 98,000 shares of our common stock that will accelerate and become fully vested upon change in control of the Company.

Potential Payments Upon Termination of Employment

We have quantified the amount of benefits and payments that would be owed or payable under our employment agreements if the named executive’s employment had terminated on December 31, 2006, given the named executive’s compensation and service levels as of such date and, if applicable, based on the closing market price on December 29, 2006 of $1.57 per share in the table below:

Benefit	Bruce W. Diamond	R. Gregory Miller	Rainer N. Growitz	Haresh P. Patel	Morteza Saidi	Mark Knoch
UNEARNED COMPENSATION
Cash Severance	$525,000	$230,000	$160,000	$245,000	$225,000	$200,000
Health & Welfare(1)
Restricted Stock and PARSUs	$392,475	$—	$—	$—	$—	$—
Stock Options	$—	$—	$—	$—	$—	$—
Total	$917,475	$230,000	$160,000	$245,000	$225,000	$200,000

Potential Payments Upon Change in Control

We have quantified the amount of benefits and payments that would be owed or payable under our employment agreements upon a change in control assuming that a triggering event occurred on December 31, 2006 and a valuation of our common stock based on its closing market price on December 29, 2006 of $1.57 per share in the table below:

Benefit	Bruce W. Diamond	R. Gregory Miller	Rainer N. Growitz	Haresh P. Patel	Morteza Saidi	Mark Knoch
UNEARNED COMPENSATION
Cash Severance	$1,046,500	$345,000	$240,000	$367,500	$337,500	$300,000
Health & Welfare(2)
Restricted Stock and PARSUs	$1,593,865	$153,860	$49,455	$71,435	$60,445	$153,860
Stock Options	$—	$—	$—	$216,825	$—	$27,000
Total	$2,640,365	$498,860	$289,455	$655,760	$397,945	$480,860

(1)          Mr. Diamond is entitled to reimbursement for premiums paid for continued health benefits for Mr. Diamond and his dependents under the Company’s health plans for eighteen months following the termination of his employment with the Company. Mr. Miller, Mr. Growitz, Mr. Patel, Mr. Saidi and Mr. Knoch are entitled to receive group health insurance benefits under the Company’s benefit plans for one year following the termination of employment.

(2)          Mr. Diamond is entitled to reimbursement for premiums paid for continued health benefits for Mr. Diamond and his dependents under the Company’s health plans for thirty-six months following a change in control. Mr. Miller, Mr. Growitz, Mr. Patel, Mr. Saidi and Mr. Knoch are entitled to receive group health insurance benefits under the Company’s benefit plans for three years following a change in control.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of W. Dexter Paine, III and Liane J. Pelletier, neither of who are or have ever been our officer or employee. W. Dexter Paine, III is President of Fox Paine & Company LLC and the information set forth in “Certain Relationships and Related Transactions” below is incorporated herein by reference. No executive officer of the Company serves as a director of another entity.

THE COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Set forth below is the Compensation Committee Report previously filed with our Amendment No. 1 on Form 10-K/A which report is hereby incorporated by reference in this proxy statement.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management.

Based on the Compensation Committee’s review and discussion noted above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Amendment No. 1 on Form 10-K/A.

Submitted by the Compensation Committee of the Board of Directors of WJ Communications, Inc.
W. Dexter Paine, III
Liane J. Pelletier

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We entered into a Management Agreement and a Shareholders’ Agreement with related persons in January 31, 2000 that are still in effect today.

Management Agreement

On January 31, 2000, Fox Paine Capital Fund, an investment fund managed by Fox Paine & Company, LLC (“Fox Paine & Company” or “Fox Paine”), became the controlling shareholder of the Company. Fox Paine Capital Fund acquired its controlling position in an all cash merger between FP-WJ Acquisition Corp. and the Company, then called Watkins-Johnson Company (the “Recapitalization Merger”), whereby Fox Paine Capital Fund and its co-investors paid a total of $50.8 million for approximately 91.1% of the Common Stock of the Company (or $41.125 per pre-split share as the Common Stock was then constituted). W. Dexter Paine, III, the Chairman of our Board of Directors, is the President of Fox Paine.

As part of the Recapitalization Merger, the Company entered into a management agreement with Fox Paine & Company. Since the Recapitalization Merger, and for each subsequent year, the Company will pay Fox Paine a fee in the amount of 1% of the Company’s net income before interest expense, interest income, income taxes, depreciation and amortization and equity in earnings (losses) of minority investments, calculated without regard to the fee. In exchange for its management fee, Fox Paine assists the Company with its strategic planning, budgets and financial projections and helps the Company identify possible strategic acquisitions and recruit qualified management personnel. Fox Paine also assists in customer and supplier relationships on behalf of the Company and consults with the Company on various matters including tax planning and public relations strategies, economic and industry trends and executive compensation. Due to the Company’s loss incurred from 2003, 2004 and 2005, no management fees were paid to Fox Paine for the years ended December 31, 2004, December 31, 2005 and December 31, 2006. The Company has agreed to reimburse Fox Paine for its expenses incurred in providing these services. The Company paid Fox Paine $29,000, $29,000 and $108,000 for the reimbursement of expenses incurred by Fox Paine for the years ended December 31, 2006, December 31, 2005 and December 31, 2004, respectively. The Company also paid Fox Paine $700,000 in July of 2004 for investment banking services rendered in connection with the EiC Acquisition that was completed on June 18, 2004.

Fox Paine will continue to provide management services under this agreement until its affiliates no longer own shares of Common Stock or are no longer represented on the Board of Directors. The management agreement with the Company is similar to those entered into between Fox Paine and each of the other companies acquired by Fox Paine’s affiliates. In connection with this agreement, the Company has agreed to indemnify Fox Paine against various liabilities that may arise as a result of the management services it will perform for the Company. The Company has also agreed to reimburse Fox Paine for its expenses incurred in providing these services.

Shareholders’ Agreement

On January 31, 2000, the Company entered into a shareholders’ agreement with Fox Paine Capital Fund, investors affiliated with Fox Paine Capital Fund and several non-fund investors, including co-investors and certain employees of the Company. Under the shareholders’ agreement, subject to limited exceptions:

•       Fox Paine Capital Fund and its affiliates, as a group, may make up to five demands for registration under the Securities Act of their shares of Common Stock;

•       In the event the Company registers any of its equity securities under the Securities Act, or shares of Common Stock of Fox Paine Capital Fund pursuant to a demand registration, each of the

Company’s other shareholders who are a party to the agreement, may exercise piggyback registration rights to include all or a portion of its shares of Common Stock in the registration.

In the event that either Fox Paine Capital Fund or its affiliates makes a demand for registration, the Company has agreed to pay all expenses related to that registration. The Company has also agreed to indemnify Fox Paine Capital Fund against various liabilities associated with such registration.

The shareholders’ agreement also provides that the Company’s shareholders who are a party to the agreement will vote their shares in order to ensure that if and to the extent Fox Paine Capital Fund owns shares of Common Stock, Fox Paine Capital Fund will be represented on the Board of Directors.

Fox Paine exercised registration rights in connection with the secondary underwritten public offering that we completed January 28, 2004.

Policies and Procedures

Our policies and procedures with respect to the review, approval and ratification of transactions with related persons is that any such transactions are subject to the review and approval by the Audit Committee of the Board of Directors. Since the foregoing related party transactions were entered into in January of 2001, they pre-date our becoming a public company and were not subject to Audit Committee review or approval.

Director Independence

As required under NASDAQ Marketplace Rules, a majority of our board is comprised of independent directors. As of the date of this report, our board has determined for such purpose that Michael E. Holmstrom, Liane J. Pelletier, Patrice M. Daniels, Catherine P. Lego, Jack G. Levin and Robert Whelton are each independent as defined in the NASDAQ Marketplace Rules. Our audit committee, compensation committee and corporate governance and nominating committee is comprised solely of independent directors.

THE AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2006 included in the Company’s annual Report on Form 10-K/A Amendment No. 2 filed with the SEC on May 15, 2007.

We have reviewed and discussed with Deloitte & Touche LLP matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communications with Audit Committees). We have received from Deloitte & Touche LLP a formal written statement describing the relationships between Deloitte & Touche LLP and the Company that might bear on Deloitte & Touche LLP’s independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have discussed with Deloitte & Touche LLP matters relating to its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with Deloitte & Touche LLP’s independence.

We have reviewed and discussed with management and Deloitte & Touche LLP our audited financial statements. We discussed with Deloitte & Touche LLP and the Company the overall scope and plans of their audits. We met with Deloitte & Touche LLP, with and without management present, to discuss results of their examinations, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above and our review of the Company’s audited financial statements for fiscal 2006, we recommended to our Board that our audited financial statements be included in the Annual Report on Form 10-K/A Amendment No. 2 for the fiscal year ended December 31, 2006, for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE
Michael E. Holmstrom
Catherine P. Lego
Patrice M. Daniels

STOCK PRICE PERFORMANCE

The following graph shows a comparison of cumulative total stockholder returns for the Company’s Common Stock, the NASDAQ Stock Market Index for U.S. Companies, and the NASDAQ Telecommunications Index over the five year period ended December 31, 2006. The graph assumes the investment of $100 on December 31, 2001 and ending on December 31, 2006 with the reinvestment of all dividends. We have not paid or declared any cash dividends on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stock prices or stockholder returns.

Total Return to Stockholders

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Stock Performance Graph and reference to the Audit Committee Charter and independence of the Audit Committee members are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

OTHER MATTERS

Stockholder Proposals for the Next Annual Meeting

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2008 Annual Meeting must be received no later than February 17, 2008 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Stockholders intending to present proposals should note that February 17, 2008 falls on a Saturday and in accordance with SEC rules and regulations any proposals received after business reopens will be untimely. In addition, the proxy solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal before May 3, 2008.

Any stockholder who intends to present a proposal at the annual meeting in the year 2008, or include a proposal in the proxy statement, must deliver the proposal to the Company at its principal executive offices shown on the first page of this Proxy Statement.

Matters Not Determined at Time of Solicitation

The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the Meeting for action by the Stockholders. However, if any other matters are properly brought before the Meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

2006 Annual Report on Form 10-K/A Amendment No. 2

A copy of our Annual Report to the SEC on Form 10-K/A Amendment No. 2 for the fiscal year ended December 31, 2006 accompanies this Proxy Statement. Additional copies may be obtained without charge by writing to: WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134; Attention: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

Rainer N. Growitz
Secretary
June 21, 2007
San Jose, California

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

The undersigned hereby appoints Bruce W. Diamond and Rainer N. Growitz, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of WJ Communications, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held July 19, 2007 or at any adjournment or postponements thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE

You can now access your WJ Communications, Inc. account online.

Access your WJ Communications, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for WJ Communications Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED. WILL BE VOTED						Mark Here
“FOR” THE PROPOSALS.						For Address
						Change or		☐
Comments
PLEASE SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS			ITEM 2–	TO RATIFY DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
		☐	☐			☐	☐	☐
Nominees:
01 W. Dexter Paine, III		06 Jack G. Levin				FOR	AGAINST	ABSTAIN
02 Bruce W. Diamond		07 Liane J. Pelletier		ITEM 3–	TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
03 Patrice M. Daniels		08 Robert Whelton				☐	☐	☐
04 Michael E. Holmstrom		09 Angelos J. Dassios
05 Catherine P. Lego
				ITEM 4–	TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN	FOR	AGAINST	ABSTAIN
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below)						☐	☐	☐

					I PLAN TO ATTEND THE MEETING	☐

Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature				Signature		Date

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/wjci		Telephone 1-866-540-5760		Mail
Mark, sign and date
Use the Internet to vote your	OR	Use any touch-tone telephone to	OR	your proxy card
proxy. Have your proxy card in		vote your proxy. Have your proxy		and
hand when you access the web		card in hand when you call.		return it in the
site.				enclosed postage-paid envelope

If you vote your proxy by Internet or by telephone,
 you do NOT need to mail back your proxy card.